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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2002

UtiliCorp United Inc.
(Exact name of registrant as specified in charter)

Delaware	1-3562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 West 9th, Kansas City, Missouri		64105
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code:		(816) 421-6600
(Former name or former address, if changed since last report):		Not Applicable

Item 5.    Other Events and Regulation FD Disclosure

        On February 26, 2002 we were advised by Fitch Ratings that it would be changing the rating it assigns to our senior unsecured debt from "BBB" (negative outlook) to "BBB-"(stable outlook). Our senior unsecured debt continues to be rated "BBB" (stable outlook) by Standard & Poor's Ratings Services and "Baa3" (positive outlook) by Moody's Inc. All three agencies continue to rate our senior unsecured debt as investment grade.

Item 7.    Financial Statements and Exhibits.

(a) Exhibit 4	Form of First Supplemental Indenture
(b) Exhibit 12	Statement Regarding Computation of Ratios

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UtiliCorp United Inc.

By:	/s/ RANDAL P. MILLER Randal P. Miller Vice President, Finance and Treasurer

Date: February 27, 2002

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits.
SIGNATURES